Exhibit 11

                                      July 1, 1994   Year Ended                     Nine Months Ended
                                      (Inception) to December 31,                   September 30,
                                      December 31,                   Pro Forma                                       Pro Forma
                                          1994            1995           1995           1995            1996           1996
                                      -------------  -------------   -------------  -------------  -------------   --------
Net Income (Loss)(1)................  $    (169,890) $    (697,342)  $     534,769  $    (502,802) $    (308,185)  $     544,713
                                      =============  =============   =============  =============  =============   =============
PRIMARY
Weighted average shares
     outstanding....................      3,027,900      4,523,972       4,523,972      4,500,849      4,591,797       4,591,797
Net common shares issuable
     on exercise of certain stock
     options (2)(3).................        553,844        553,844         927,129        553,844        553,844         899,928
Net common shares issuable
     on exercise of certain
     warrants (2)(3)................        114,286        114,286       2,295,368        114,286        114,286       2,295,368
Contingently issuable shares in
     business combinations..........      2,318,167      2,318,167       2,603,881      2,318,167      2,318,167       2,603,881
                                      -------------  -------------   -------------  -------------  -------------   -------------
Number of common shares
     outstanding....................      6,014,197      7,510,269      10,350,350      7,487,146      7,578,094      10,390,974
                                      =============  =============   =============  =============  =============   =============

FULLY DILUTED
Weighted average shares
     outstanding....................      3,027,900      4,523,972       4,523,972      4,500,849      4,591,797       4,591,797
Net common shares issuable
     on exercise of certain stock
     options (2)(3).................        553,844        553,844         927,129        553,844        553,844         899,928
Net common shares issuable
     on exercise of certain
     warrants (2)(3)................        114,286        114,286       2,295,368        114,286        114,286       2,295,368
Contingently issuable shares in
     business combinations..........      2,318,167      2,318,167       2,603,881      2,318,167      2,318,167       2,603,881
Other dilutive securities...........        200,030        200,030         200,030        200,030        200,030         200,030
                                      -------------  -------------   -------------  -------------  -------------   -------------
Number of common shares
     outstanding....................      6,214,227      7,710,299      10,550,380      7,687,176      7,778,124      10,591,004
                                      =============  =============   =============  =============  =============   =============

(1) Net income (loss) represents net income (loss) as reported for the respective period without adjustment.
(2) Net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method using an estimate of the initial public offering price.
(3) Common shares issuable on exercise of certain stock options and warrants were not included since the effect of inclusion would be anti-dilutive. (Pursuant to applicable rules of the SEC stock, options, and warrants issued or contingently issuable within one year prior to the initial filing of this registration statement are treated as outstanding for all periods presented regardless of the antidilutive effect.)

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